EXHIBIT 24

                                POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Louis I. Kane and Ronald M. Shaich, individually, his attorneys-in-fact, with the power of substitution, for him in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments), and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact, or their respective substitutes, may do or cause to be done by virtue hereof.


Signature                            Title                             Date
---------                            -----                             ----

/s/ Ronald M. Shaich        Co-Chairman of the Board              July 23, 1997
-----------------------     and Chief Executive Officer
Ronald M. Shaich


/s/ Louis I. Kane           Co-Chairman of the Board              July 23, 1997
-----------------------
Louis I. Kane


/s/ Francis W. Hatch        Director                              July 23, 1997
-----------------------
Francis W. Hatch


/s/ George E. Kane          Director                              July 23, 1997
-----------------------
George E. Kane


/s/ Joseph P. Shaich        Director                              July 23, 1997
-----------------------
Joseph P. Shaich


/s/ James R. McManus        Director                              July 23, 1997
-----------------------
James R. McManus


-----------------------     Director                              July ___, 1997
Henry J. Nasella


/s/ Anthony J. Carroll      Vice President and                    July 23, 1997
-----------------------     Chief Financial Officer
Anthony J. Carroll